EXHIBIT 10.34.1

                    LOAN EXTENSION AND MODIFICATION AGREEMENT

         THIS LOAN EXTENSION AND MODIFICATION AGREEMENT (this "Agreement"), is made as of March 29, 2002, by and among Probex Corp., a Delaware corporation (the "Company"), and the lenders listed on Exhibit H hereto (individually, a "Lender", and collectively, the "Lenders").

         WHEREAS,  the Company has outstanding $5.33 million original  principal
amount  of  those  certain  promissory  notes   (individually,   a  "Note",  and
collectively, the "Notes") in favor of the Lenders;

         WHEREAS, the Lenders and the Company desire to further secure the obligations under the Notes by entering into an Intercreditor and Security Agreement (the "Security Agreement") in substantially the form attached as Exhibit B hereto, which grants the Lenders a security interest in the Collateral (as defined in the Security Agreement);

         WHEREAS, in exchange for the additional security interest granted by the Company to the Lenders, the Company and the Lenders desire to amend and restate the Notes to, among other items, extend the maturity date of the Notes until February 28, 2003 and amend certain provisions of the security agreements to which the Lenders and the Company are currently parties, either directly or as a result of being a holder of a Note.

         NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lenders and the Company hereby agree as follow:

1. AGREEMENT TO EXCHANGE. Subject to the terms and conditions of this Agreement, the Lenders agree to tender their respective Notes to the Company in exchange for the Company issuing to each Lender an amended and restated note (individually, the "Amended Note", and collectively, the "Amended Notes") in substantially the form attached as Exhibit I .

2. ISSUANCE OF WARRANTS. Upon tender of the Notes as provided for in Section 1 hereof, the Company shall issue to each Lender, for no additional cash consideration but as consideration for extending the maturity date of the Lender's Notes, a warrant (the "Warrants") to purchase that number of shares of the Company's common stock equal to the product of (i) principal amount of the Note and (ii) 0.35. The Warrants shall have the exercise price, be for the term and otherwise be in substantially the form attached as Exhibit J hereto.

3. CONSENT TO LIEN; AMENDMENT TO SECURITY AGREEMENT. Pursuant to Section 3.17 of those certain Security Agreements, dated as of September 13, 2001, July 15, 2001 and February 20,2001 (the "Existing Security Agreement"), the Lenders hereby expressly consent to the granting of the lien and security interest pursuant to, and the incurrence of the indebtedness contemplated by, the Existing Security Agreement. Further, upon the execution hereof, the Existing Security Agreements shall be amended to delete Section 3.17 thereof in their entirety.

4. PENALTY SHARES. The issuance of shares of the Company's common stock for each month that the principal amount and accrued and unpaid interest due and payable under the Notes shall be terminated as of the date hereof, but effective retroactively to December 31, 2001.

5. BOARD REPRESENTATION. The Lenders and the holders of those certain convertible promissory notes of the Company, dated as of September 7, 2001 (as amend, modified, amended and restated, from time to time, the "September Notes"), shall be entitled to appoint one member to the Company's board of directors until the Amended Notes and the September Notes are paid in full. Pursuant to this section, the Lenders hereby appoint Ronald J. Tiso as their representative on the board of directors. In the event of Mr. Tiso's death, disability, removal or resignation, and if the Amended Notes and the September Notes are then outstanding, the Lenders shall select another individual to serve as such representative, such person to be selected by the vote of the holders of a majority in principal amount of the Amended Notes and September Notes outstanding on the date of such vote.

6. REGISTRATION RIGHTS. Within sixty (60) days after completion of project financing, whether in the form of debt or equity securities of the Company, aggregating at least $30 million to be used to finance the construction of the Company's first reprocessing facility, excluding the outstanding principal balance and interest due under the Amended Notes on the date thereof (the "Qualified Equity Financing"), the Company shall file with the U.S. Securities and Exchange Commission ("SEC") and thereafter use commercially reasonable efforts to become effective, a registration statement under Rule 415 of the Act, or any similar rule that may be adopted by the SEC, covering the resale of the shares of Common Stock issuable upon conversion of the Amended Notes and exercise of the Warrants (the "Registration Statement"). The Company may include in such Registration Statement other securities of the Company to be resold by holders other than the Lenders. Except as set forth above, the rights and obligations of Lenders with respect to the registration of shares of the Company's common stock issuable to the Lenders upon conversion of the Amended Notes and exercise of the Warrants shall be as set forth in that certain Registration Rights Agreement, dated as of September 7, 2001, by and among the Company and the parties thereto (the "Registration Rights Agreement") as if the Lenders were a party thereto, the terms of which are hereby incorporated by reference herein. To the extent any of the terms of the Registration Rights Agreement shall be in conflict with the terms of this Agreement, the terms of this Agreement shall control.

7.       Miscellaneous.

         7.1 Amendments. Except as specifically amended herein, the Existing Security Agreements shall remain in full force and effect, including, without limitation, their respective priority security interest in the collateral described in the Existing Security Agreements.

         7.2 No Waiver; Cumulative Remedies. No failure on the part of the Lenders or the Company to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         7.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders and the Company and their respective heirs, personal representatives, successors and assigns, except that the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Lenders.

         7.4 Amendment; Entire Agreement. THIS AGREEMENT, THE AMENDED NOTES, THE SECURITY AGREEMENT AND THE EXISTING SECURITY AGREEMENTS, INCLUDING THE EXHIBITS AND SCHEDULES ATTACHED HERETO AND THERETO, EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS,

AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         7.5 Governing Law; Severability. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State excepting its choice of law rules. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         7.7 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the Company and the Lenders have caused this Agreement to be duly executed as of the day and year first above written.


                                            COMPANY:
                                            -------

                                            PROBEX CORP.,
                                            a Delaware corporation
Address:

13355 Noel Road, Suite 1200                 By: ___________________________
Dallas, Texas 75240                         Name:
Attn: President                             Title:
Facsimile:  (972) 980-7068

                                       LENDERS:






         SIGNATURE PAGES, EXHIBITS AND SCHEDULES INTENTIONALLY OMITTED